Exhibit 99.1

Potbelly Corporation Reports Results for Fourth Fiscal Quarter and Full Year 2019

Best comparable quarterly same-store sales (“SSS”) in over three years

Third consecutive quarter of sequential SSS improvement

Provides positive SSS outlook for 2020

Chicago, IL. February 25, 2020 – Potbelly Corporation (NASDAQ: PBPB), the iconic neighborhood sandwich shop concept, today reported financial results for the fourth fiscal quarter and fiscal year ended December 29, 2019.

2019 Strategic Successes

•	Fourth quarter represented the best comparable same-store sales in over three years; third consecutive quarter of sequential same-store sales improvement.
•	Off-Premise & Digital channel produced record growth, resulting in a mix of 21.7%; pick-up, catering, and delivery all grew in 2019.
•

Menu optimization efforts grew average check by 410 basis points from full-year 2018 to full-year 2019; introduced Pick Your Pair and Meal Deal options in February 2019, which now account for approximately 1 in 4 orders.

•	Executed four new franchise deals, for 42 shops over the next 5-7 years, doubling the Company’s current franchise footprint.

Key highlights for the thirteen weeks ended December 29, 2019 compared to December 30, 2018:

•	Total revenues of $101.8 million compared to $102.4 million.
•	Company-operated comparable store sales nearly flat at (0.1%), a 290-basis point improvement over the sequential quarter.
•	GAAP net loss attributable to Potbelly Corporation was $1.3 million, compared to a net loss of $4.4 million. GAAP diluted loss per share was $0.06 compared to a GAAP diluted loss per share of $0.17.
•	EBITDA[1] increased to $4.6 million from $0.2 million.
•	Adjusted EBITDA[1] was $7.0 million compared to $7.2 million.
•	Menu optimization efforts led to a 670-basis point improvement in check versus the fourth quarter of 2018, driven by a combination of price and mix.

Key highlights for the fifty-two weeks ended December 29, 2019 compared to December 30, 2018:

•	Total revenues of $409.7 million compared to $422.6 million, driven predominantly by shop closures in 2019.
•	Company-operated comparable store sales decreased 3.0%, but improved sequentially each quarter of fiscal 2019.

•

GAAP net loss attributable to Potbelly Corporation was $24.0 million, inclusive of a $13.6 million tax valuation allowance charge and a $2.9 million impairment charge, compared to a net loss of $8.9 million, inclusive of a $13.6 million impairment charge and $1.1 million of discrete tax expense. GAAP diluted loss per share decreased to $1.01 from $0.35.

•	EBITDA[1] increased to $12.5 million from $12.2 million.
•	Adjusted EBITDA[1] was $25.5 million compared to $35.0 million, within the Company’s stated fiscal year 2019 guidance range.

Alan Johnson, President and Chief Executive Officer of Potbelly Corporation, commented, “We are pleased to end the year on such a strong note and our fourth quarter results confirm that our strategy is working, driven by our initiatives to optimize our menu, enhance our Off-Premise & Digital channel, and build stronger brand awareness and retention. The fourth quarter marks our third consecutive quarter of sequential same-store sales improvement. We not only expect comps to be positive in the first quarter, but we are forecasting comps to range between positive 0.5% to 2.0% in fiscal 2020, which would be our first positive full-year comp in three years. Further, we expect our strategic initiatives to help us continue to significantly improve traffic trends moving forward. 2020 will be a year of capitalizing on our momentum, testing a series of new initiatives, and streamlining our path to sustainable, positive comp and traffic growth.”

2020 Outlook

For the full fiscal year 2020, management currently expects:

•	0.5% to 2.0% increase in company-operated comparable store sales
•	Adjusted EBITDA to be between $20.5 million and $25.5 million
•	Cost of goods sold to be between 26.7% and 27.3%
•	Labor as a percentage of sales to be between 31.0% and 32.0%
•	Adjusted G&A expense to be between $44.0 million and $46.0 million
•	8-10 total shop closures, all of which are company-operated shops
•	12-13 total shop openings, including 4 company-operated shop openings, which were delayed in 2019

Projected adjusted EBITDA set forth above is a measure not recognized under GAAP. Please see “Non-GAAP Financial Measures” below.

Conference Call

A conference call and audio webcast has been scheduled for 5:00 p.m. Eastern Time today to discuss these results. Details of the conference call are as follows:

Date:Tuesday, February 25, 2020

Time:5:00 p.m. Eastern Time

Dial-In #:877-407-0784 U.S. & Canada

201-689-8560 International

Confirmation Code:           13698638

Alternatively, the conference call will be webcast at www.potbelly.com on the “Investor Relations” webpage. For those unable to participate, an audio replay will be available from 8:00 p.m. Eastern Time on Tuesday, February 25, 2020 through midnight Tuesday March 3, 2020.  To access the replay, please call 844-512-2921 (U.S. & Canada) or 412-317-6671 (International) and enter confirmation code 13698638.  A web-based archive of the conference call will also be available at the above website.

About Potbelly

Potbelly Corporation is a neighborhood sandwich concept that has been feeding customers’ smiles with warm, toasty sandwiches, signature salads, hand-dipped shakes and other fresh menu items, customized just the way customers want them, for more than 40 years. Potbelly promises Fresh, Fast & Friendly service in an environment that reflects the local neighborhood. Since opening its first shop in Chicago in 1977, Potbelly has expanded to neighborhoods across the country - with more than 400 company-owned shops in the United States. Additionally, Potbelly franchisees operate over 40 shops in the United States.  For more information, please visit our website at www.potbelly.com.

Definitions

The following definitions apply to these terms as used throughout this press release:

•

Revenues – represents net company-operated sandwich shop sales and our franchise operations. Net company-operated shop sales consist of food and beverage sales, net of promotional allowances and employee meals. Franchise royalties and fees consist of an initial franchise fee, a franchise development agreement fee and royalty income from the franchisee.

•	Company-operated comparable store sales – represents the change in year-over-year sales for the comparable company-operated store base open for 15 months or longer.
•	EBITDA – represents income before depreciation and amortization expense, interest expense and the provision for income taxes.
•

Adjusted EBITDA – represents income before depreciation and amortization expense, interest expense and the provision for income taxes, adjusted to eliminate the impact of other items, including certain non-cash as well as other items that we do not consider representative of our ongoing operating performance.

•

Shop-level profit – represents income (loss) from operations less franchise royalties and fees, general and administrative expenses, depreciation expense, pre-opening costs and impairment and loss on the disposal of property and equipment.

•	Shop-level profit margin – represents shop-level profit expressed as a percentage of net company-operated sandwich shop sales.

1Non-GAAP Financial Measures

We prepare our financial statements in accordance with Generally Accepted Accounting Principles (“GAAP”). Within this press release, we make reference to EBITDA, adjusted EBITDA, shop-level profit, and shop-level profit margin, which are non-GAAP financial measures. The Company includes these non-GAAP financial measures because management believes they are useful to investors in that they provide for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

Management uses adjusted EBITDA to evaluate the Company’s performance and in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. Adjusted EBITDA excludes the impact of certain non-cash charges and other special items that affect the comparability of results in past quarters. Management uses shop-level profit and shop-level profit margin as key metrics to evaluate the profitability of incremental sales at our shops, to evaluate our shop performance across periods and to evaluate our shop financial performance against our competitors.

Accordingly, the Company believes the presentation of these non-GAAP financial measures, when used in conjunction with GAAP financial measures, is a useful financial analysis tool that can assist investors in assessing the Company’s operating performance and underlying prospects. This analysis should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. This analysis, as well as the other information in this press release, should be read in conjunction with the Company’s financial statements and footnotes contained in the documents that the Company files with the U.S. Securities and Exchange Commission. The non-GAAP financial measures used by the Company in this press release may be different from the methods used by other companies. For more information on the non-GAAP financial measures, please refer to the table, “Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures.”

This press release includes certain non-GAAP forward-looking information (including, but not limited to under the heading “2020 Outlook”), namely adjusted EBITDA. The Company believes that a quantitative reconciliation of such forward-looking information to the most comparable financial measure calculated and presented in accordance with GAAP cannot be made available without unreasonable efforts. A reconciliation of these non-GAAP financial measures would require the Company to predict the timing and likelihood of outcomes that determine future impairments and the tax benefit of any such future impairments. Neither of these measures, nor their probable significance, can be reliably quantified due to the inability to forecast future impairments.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act of 1995. Forward-looking statements, written, oral or otherwise made, represent the Company’s expectation or belief concerning future events. Without limiting the foregoing, the words “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “strives,” “goal,” “estimates,” “forecasts,” “projects” or “anticipates” or the negative of these terms and similar expressions are intended to identify forward-looking statements. Forward-looking statements may include, among others, statements relating to: our future financial position and results of operations, business strategy, budgets, projected costs and plans and objectives of management for future operations. By nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statement, due to reasons including, but not limited to, competition; general economic conditions; our ability to successfully implement our business strategy; the success of our initiatives to increase sales and traffic; changes in commodity, energy and other costs; our ability to attract and retain management and employees; consumer reaction to industry-related public health issues and perceptions of food safety; our ability to manage our growth; reputational and brand issues; price and availability of commodities; consumer confidence and spending patterns; and weather conditions. In addition, there may be other factors of which we are presently unaware or that we currently deem immaterial that could cause our actual results to be materially different from the results referenced in the forward-looking statements. All forward-looking statements contained in this press release are qualified in their entirety by this cautionary statement. Although we believe that our plans, intentions and expectations are reasonable, we may not achieve our plans, intentions or expectations. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. See “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” included in our most recent annual report on Form 10-K and other risk factors described from time to time in subsequent quarterly reports on Form 10-Q, all of which are available on our website at www.potbelly.com. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

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Contact:	Investor Relations Chris Hodges or Josh Littman Alpha IR Group 312-445-2870 PBPB@alpha-ir.com

Potbelly Corporation

Consolidated Statements of Operations and Margin Analysis – Unaudited

(Amounts and shares in thousands, except per share data)

	For the 13 Weeks Ended				For the 52 Weeks Ended
	December 29,		December 30,		December 29,		December 30,
	2019		2018		2019		2018
Revenues
Sandwich shop sales, net	$101,069	99.3%	$101,560	99.2%	$406,688	99.3%	$419,426	99.2%
Franchise royalties and fees	683	0.7	818	0.8	3,019	0.7	3,212	0.8
Total revenues	101,752	100.0	102,378	100.0	409,707	100.0	422,638	100.0

Expenses
(Percentages stated as a percent of sandwich shop sales, net)
Sandwich shop operating expenses
Cost of goods sold, excluding depreciation	26,544	26.3	27,353	26.9	108,326	26.6	111,083	26.5
Labor and related expenses	31,886	31.5	31,595	31.1	128,403	31.6	127,962	30.5
Occupancy expenses	14,520	14.4	15,002	14.8	58,977	14.5	59,789	14.3
Other operating expenses	12,943	12.8	11,713	11.5	50,178	12.3	50,363	12.0

(Percentages stated as a percent of total revenues)
General and administrative expenses	10,141	10.0	11,147	10.9	47,949	11.7	46,862	11.1
Depreciation expense	5,617	5.5	5,611	5.5	22,103	5.4	23,142	5.5
Pre-opening costs	9	*	227	0.2	35	*	472	0.1
Impairment and loss on disposal of property and equipment	954	0.9	5,100	5.0	2,932	0.7	13,567	3.2
Total expenses	102,614	100.8	107,748	105.2	418,903	102.2	433,240	102.5
Loss from operations	(862)	(0.8)	(5,370)	(5.2)	(9,196)	(2.2)	(10,602)	(2.5)

Interest expense	104	0.1	33	*	199	*	142	*
Loss before income taxes	(966)	(0.9)	(5,403)	(5.3)	(9,395)	(2.3)	(10,744)	(2.5)
Income tax expense (benefit)	259	0.3	(1,084)	(1.1)	14,190	3.5	(2,195)	(0.5)
Net loss	(1,225)	(1.2)	(4,319)	(4.2)	(23,585)	(5.8)	(8,549)	(2.0)
Net income attributable to non-controlling interests	107	0.1	44	*	407	0.1	329	*
Net loss attributable to Potbelly Corporation	$(1,332)	(1.3)%	$(4,363)	(4.3)%	$(23,992)	(5.9)%	$(8,878)	(2.1)%

Net loss per common share attributable to common shareholders:
Basic	$(0.06)		$(0.17)		$(1.01)		$(0.35)
Diluted	$(0.06)		$(0.17)		$(1.01)		$(0.35)
Weighted average common shares outstanding:
Basic	23,617		24,627		23,850		25,173
Diluted	23,617		24,627		23,850		25,173
*	Amount is less than 0.1%

Potbelly Corporation

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures – Unaudited

(Amounts in thousands, except selected operating data)

	For the 13 Weeks Ended		For the 52 Weeks Ended
	December 29,	December 30,	December 29,	December 30,
	2019	2018	2019	2018
Net loss attributable to Potbelly Corporation, as reported	$(1,332)	$(4,363)	$(23,992)	$(8,878)
Depreciation expense	5,617	5,611	22,103	23,142
Interest expense	104	33	199	142
Income tax expense (benefit)	259	(1,084)	14,190	(2,195)
EBITDA	$4,648	$197	$12,500	$12,211
Impairment, loss on disposal of property and equipment and shop closures(1)	973	5,950	6,050	15,603
Stock-based compensation	426	366	2,335	2,882
Nonrecurring professional services(2)	805	—	3,070	—
CEO transition costs(3)	—	296	—	1,564
Proxy related costs(4)	—	—	(127)	810
Restructuring and other costs(5)	194	363	1,673	1,920
Adjusted EBITDA	$7,046	$7,172	$25,501	$34,990

	For the 13 Weeks Ended		For the 52 Weeks Ended
	December 29,	December 30,	December 29,	December 30,
	2019	2018	2019	2018
Loss from operations	$(862)	$(5,370)	$(9,196)	$(10,602)
Less: Franchise royalties and fees	683	818	3,019	3,212
General and administrative expenses	10,141	11,147	47,949	46,862
Depreciation expense	5,617	5,611	22,103	23,142
Pre-opening costs	9	227	35	472
Impairment and loss on disposal of property and equipment	954	5,100	2,932	13,567
Shop-level profit [Y]	$15,176	$15,897	$60,804	$70,229
Total revenues	$101,752	$102,378	$409,707	$422,638
Less: Franchise royalties and fees	683	818	3,019	3,212
Sandwich shop sales, net [X]	$101,069	$101,560	$406,688	$419,426
Shop-level profit margin [Y÷X]	15.0%	15.7%	15.0%	16.7%

	For the 13 Weeks Ended		For the 52 Weeks Ended
	December 29,	December 30,	December 29,	December 30,
	2019	2018	2019	2018
Selected Operating Data
Shop Activity:
Company-operated shops, end of period	428	437	428	437
Franchise shops, end of period	46	49	46	49
Revenue Data:
Company-operated comparable store sales	(0.1)%	(1.7)%	(3.0)%	(1.4)%

Footnotes to the Press Release, Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

& Selected Operating Data

(1)

This adjustment includes costs related to impairment of long-lived assets, loss on disposal of property and equipment and shop closure expenses. Shop closure expenses are recorded in general and administrative expenses in the consolidated statement of operations.

(2)	The Company incurred certain costs beginning in the third quarter of 2019 for nonrecurring professional services, which ended in the fourth quarter.
(3)

The Company incurred certain costs related to the transition between the current and former CEO in 2018. Transition costs were included in general and administrative expenses in the consolidated statements of operations and were related to the accelerated vesting of share-based compensation awards, salary related charges in accordance with the former CEO’s employment agreement, relocation related charges, and various other transition costs.

(4)

The Company incurred certain professional and other costs and associated benefits related to the shareholder proxy matter. These costs and benefits were included in general and administrative expenses in the consolidated statements of operations.

(5)	The Company incurred certain restructuring costs related to severance and other costs that were included in general and administrative expenses in the consolidated statements of operations.